

<ARTICLE>                     5
<LEGEND>
    This schedule contains summary financial information extracted from the
    Consolidated Balance Sheet and Consolidated Income Statement of GATC and is
    qualified in its entirety by reference to such financial statements.
</LEGEND>

<MULTIPLIER>                                   1,000


<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   SEP-30-1998
<CASH>                                         20
<SECURITIES>                                   0
<RECEIVABLES>                                  63
<ALLOWANCES>                                   5
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0<F1>
<PP&E>                                         3663
<DEPRECIATION>                                 1660
<TOTAL-ASSETS>                                 2831
<CURRENT-LIABILITIES>                          0<F1>
<BONDS>                                        1323<F2>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     685
<TOTAL-LIABILITY-AND-EQUITY>                   2831
<SALES>                                        0
<TOTAL-REVENUES>                               619
<CGS>                                          0
<TOTAL-COSTS>                                  267<F3>
<OTHER-EXPENSES>                               106<F4>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                103<F5>
<INCOME-TAX>                                   40
<INCOME-CONTINUING>                            74
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   74
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0


<F1>Not applicable because GATC has an unclassified balance sheet.
<F2>This value consists of two components: Long-term Debt of 1,231 million and
    Capital Lease Obligations of 92 million.  Short-term Debt is not included.
<F3>This value represents Operating Expenses on the Consolidated Income
    Statement.
<F4>This value consists of the Provision for Depreciation and Amortization on
    the Consolidated Income Statement.
<F5>This value represents Income Before Taxes and Equity in Net Earnings of
    Affiliates.




